CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 15, 2004 included in Simex Technologies, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2003 into the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about September 2, 2004, pursuant to which the Company is registering the issuance of 5,031,666 shares of its common stock in exchange for consulting services.


/s/ Miller Ray & Houser LLP

Atlanta, Georgia
September 7, 2004